EXHIBIT 10.6

SECURITIES PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”), dated as of October 28, 2020, among Richard and Reagan Dean, (together, the “Seller”), and Willamette Group Trust (“WGT”). This agreement supersedes any prior agreements or understandings.

W I T N E S S E T H:

A.                 WHEREAS, the Seller owns 8,988,601 common shares and 1,000,000 preferred shares of Stratus Capital Corp. (“SRUS” or the “Company”).

B.                 WHEREAS, WGT wishes to purchase 7,988,601 of the outstanding common shares and 1,000,000 of the preferred shares of SRUS (the “Purchase Shares”) owned by the Seller (5,971,330 and 2,017,271 common shares owned by Richard Dean and Reagan Dean, respectively, and 675,000 and 325,000 preferred shares owned by Richard Dean and Reagan Dean, respectively), and the Seller desires to sell the Purchase Shares to WGT. Richard Dean will retain 1,000,000 common shares after the completion of the transaction contemplated herein.

C.                 Both WGT and Seller are aware that the Company’s stock is quoted with a symbol of SRUS and that the shares are very thinly traded and at a nominal price. Both WGT and Seller, are aware that it is extremely difficult to deposit stocks under $5.00 per share with broker-dealers, that there may be substantial costs in depositing such stock, that legal opinions may be required and add to the costs, that there may be transfer fees, that commissions can be expected to be considerably higher on these transactions than on transactions of listed securities traded through firms such as Charles Schwab, Ameritrade, etc., and that it is possible a certificate can be reject and never get deposited.

D.                 Both WGT and Seller are aware that the Company has had a history of no revenue as a company and is exploring ways to increase its value which could include expanded internal operations, developing operating subsidiaries, finding a merger opportunity, or other methods which might help it with increased values. Both parties also acknowledge that if revenue increased or book value or other values increased, that may or may not be reflected in the price the stock trades at; that is, the stock could trade higher or lower than it currently trades.

E.                  The Seller acknowledges that they are waiving the opportunity for the stock appreciation in the future, by selling these shares now, and as a condition of this purchase and accepting the payment, is waiving any rights to any future value or to allege damages, and covenants not to sue the WGT, as a material inducement to enter into this agreement.

NOW, THEREFORE, it is agreed among the parties as follows:

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ARTICLE I

THE CONSIDERATION

1.1 Subject to the conditions set forth herein:

(a)	WGT shall deliver to Seller the Consideration of $150,000.00 USD in (i) cash of $75,000 to be paid by January 15, 2021, and (ii) a secured promissory note bearing interest at eight percent (8%) for the balance of $75,000 to be paid by March 31, 2021, which is deemed full consideration for this Purchase Agreement. The secured promissory note will also be delivered with a Pledge and Security Agreement.

(b)	Seller shall deliver to WGT an aggregate of 7,988,601 common shares and 1,000,000 preferred shares of SRUS from Seller.

(c)	Simultaneous to this Purchase Agreement, a promissory note of approximately $150,000.00 USD will be given to the Seller by the Company (the “Company Note”) and will be personally guaranteed by Pedro C. Gonzalez with a maturity date of March 31, 2021.

ARTICLE II

CLOSING AND CONVEYANCE OF SHARES

2.1 The Purchase Shares shall be delivered by Seller to WGT, concurrent with the delivery of the initial cash purchase price set forth hereinabove.

2.2 All parties agree that time is of the essence and agree that Closing Date shall occur upon delivery of the secured promissory note for $75,000, the cash payment of $75,000, and delivery of the Purchase Shares.

ARTICLE III

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER AS TO SRUS

Seller hereby represents, warrants and covenants to WGT as follows:

3.1 SRUS is a corporation duly organized and validly existing under the laws of the State of Delaware.

3.2 The Seller owns the Purchase Shares that the Seller is conveying pursuant to this Agreement beneficially and of record, free and clear of any lien, pledge, security share or other encumbrance, and, upon payment for the Purchase Shares as provided in this Agreement, WGT will acquire good and valid title to the Purchase Shares, free and clear of any lien, pledge, security share or other encumbrance. None of the Purchase Shares are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or

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transfer thereof except for this Agreement. The Seller has full right and authority to transfer such Purchase Shares pursuant to the terms of this Agreement.

3.3 This Agreement has been duly authorized, validly executed and delivered on behalf of the Seller and is a valid and binding agreement and obligation of Seller enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and Seller has complete and unlimited power to enter into and to consummate the transactions contemplated by this Agreement.

3.3 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Seller will conflict with or result in a breach or violation of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over SRUS or Seller.

3.6 The representations and warranties of seller shall be true and correct as of the date hereof. Other than as contained in this Agreement, Seller makes no representations or warranties whatsoever to WGT as to any matter relating to SRUS finances, stock, debts, or any other obligations.

3.7 No representation or warranty by the Seller in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

3.8 WGT has not received any general solicitation or general advertising regarding the shares of Seller’s common stock.

ARTICLE IV

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF WGT

4.1 WGT understands that the Purchase Shares have not been registered with the Securities and Exchange Commission, any state securities agency or any foreign securities agency, and further, which has not been approved or disapproved by the Securities and Exchange Commission, any state securities agency or any foreign securities agency.

4.2 WGT is acquiring the Purchase Shares solely for retirement to treasury and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws

4.3 WGT understands the speculative nature and risks of investments associated with the Purchase Shares, and confirms that the Purchase Shares are suitable for and consistent with WGT's

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investment program; that WGT’s financial position enables it to bear the risks of this investment; and that there is no guarantee WGT will be able to sell the Purchase Shares to another subsequent buyer.

4.4 WGT affirms that it will not transfer, encumber, sell, hypothecate, or otherwise dispose of the Purchase Shares in any way that will violate any federal and/or state securities laws.

4.5 WGT is an existing shareholder beneficially owned by Pedro C. Gonzalez, the Chief Financial Officer of the Company, and as such has sufficient knowledge and experience in financial matters to evaluate the risks associated with WGT’s willing purchase of the Purchase Shares, and WGT considers itself to be a sophisticated and knowledgeable purchaser, having extensive experience in investing in small and micro-cap securities..

4.6 WGT is not a member of, or an associate or affiliate of a member of the Financial Industry Regulatory Authority.

ARTICLE V

PROCEDURE FOR CLOSING

5.1 At the Closing Date, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article VI, by Seller’s assignment for the Purchase Shares being delivered, duly executed, for the 7,988,601 common shares and 1,000,000 preferred shares of SRUS, and the delivery of the Consideration for Purchase to the Seller together with delivery of all other items, agreements, stock powers, warranties, and representations set forth in this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE PURCHASE

The following are conditions precedent to the consummation of the Agreement on execution hereof or before the Closing Date, as may be applicable:

6.1 Seller shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

6.2 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated

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any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

6.3 All documents necessary to complete this sale shall have been deposited into escrow, and the consideration delivered.

ARTICLE VII

TERMINATION AND ABANDONMENT

7.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated at any time prior to or on the Closing Date:

(a)	By mutual consent of parties;

(b)	By WGT, if any condition relating to the Seller has not been met;

(c)	By Seller or WGT, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby.

(d)	By WGT, if there is discovered any material error, misstatement or omission in the representations and warranties of Seller.

(e)	By the Seller, if the Closing does not occur, through no failure to perform or act by Seller, on or before January 15, 2021.

ARTICLE VIII

CONTINUING REPRESENTATIONS AND WARRANTIES AND COVENANTS

8.1 The respective representations, warranties, and covenants of the parties hereto and the covenants and agreements of the parties hereto shall survive after the closing under this Agreement in accordance with the terms thereof.

8.2 There are no representations whatsoever about any matter relating to SRUS, Seller or any item contained in this Agreement, except as is contained in the express language of this Agreement.

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8.3 Seller and its agents and attorneys shall have no liability whatsoever for any matter, omission or representation not specifically disclosed herein, and WGT, as a specific inducement to Seller hereby releases Seller and his agents and attorneys and covenants not to sue Seller, his agents and attorneys, under any circumstances for any matter not specifically and expressly represented within this document.

8.4 Seller fully waives and releases any rights to the shares being sold hereby or to claim damages for lack of information from WGT or the Company, and covenants not to sue WGT or the Company for any reason relating to the Company, or the shares purchased hereby, or the disclosure of information herein or otherwise in the market, or not.

ARTICLE IX

MISCELLANEOUS

9.1 This Agreement embodies the entire agreement between the parties, and, other than the corresponding Settlement Agreement and Mutual Release, there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

9.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

9.3 This Agreement may not be amended except by written consent of both parties.

9.4 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, prepaid, addressed as follows:

To Seller:	Richard and Reagan Dean
1842 Montane Drive
Golden CO 80401

To Buyer:	Willamette Group Trust
c/o Pete Gonzalez 9227 Lincoln Avenue, #425
Lone Tree CO 80124

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

9.5 Further Assurances. The Parties agree to execute and deliver such documents and to perform such other acts, promptly upon request, as any other party hereto requests and which are, in the requesting party’s reasonable judgment, necessary or appropriate to effectuate the purposes of this Agreement.

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9.6 Adequate Consideration. This Agreement is fully supported by mutual full, fair, adequate and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and which considerations are contained in the provisions hereof in the individual paragraphs.

9.7 Headings. The headings contained in this Agreement are for convenience and reference purposes only, and shall not in any way be construed as effecting the meaning or interpretation of the text of this Agreement.

9.8 Opportunity to Consult With Legal Counsel. The Parties acknowledge they have had a full and fair opportunity to consult with legal counsel of their own choosing throughout all negotiations which preceded the execution of this Agreement, and in connection with their execution of this Agreement.

9.9 Modified Only in Writing. This Agreement may only be modified by express written agreement of the Parties.

9.10 Severability. Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not effect the remaining provisions, which shall remain fully valid, binding, and enforceable.

9.11 No Drafting Party. No party shall be deemed the “drafting party” of this Agreement. Consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any party hereto.

9.12 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

9.13 Binding Agreement/Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective successors, representatives, and assigns.

9.14 Authority/Capacity/Entities. Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to enter into this Agreement on behalf of the entity for which he or she is signing, and agrees to defend, indemnify, and hold harmless all other parties if that authority or capacity is challenged.

9.15 Knowing and Voluntary Agreement. The Parties represent they have read this Agreement, understand it, voluntarily agree to its terms, and sign it freely.

9.16 Parties to Bear Their Own Fees and Costs. The Parties shall each be responsible for and pay all of their own fees and costs, including but not limited to all attorneys’ fees.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement this 28th day of October 2020.

SELLER	BUYER

Richard Dean	Willamette Group Trust

/s/ Richard Dean	/s/ Pedro Gonzalez
By: Pedro Gonzalez, TTEE
Reagan Dean

/s/ Reagan Dean

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